Exhibit 1.1

EXECUTION COPY

WFRBS COMMERCIAL MORTGAGE TRUST 2014-C21

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2014-C21

UNDERWRITING AGREEMENT

As of July 18, 2014

RBS SECURITIES INC.
600 Washington Blvd.
Stamford, Connecticut  06901

WELLS FARGO SECURITIES, LLC
375 Park Avenue, 2nd Floor
New York, New York 10152

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street, 19th Floor
New York, New York 10013

Ladies and Gentlemen:

RBS Commercial Funding Inc., a Delaware corporation (the “Depositor”), intends to issue its WFRBS Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2014-C21 (the “Certificates”), in twenty-three (23) classes (each, a “Class”) as designated in the Prospectus Supplement (as defined below).  Pursuant to this underwriting agreement (the “Agreement”), the Depositor further proposes to sell to RBS Securities Inc. (“RBS Securities”), Wells Fargo Securities, LLC (“Wells Fargo Securities”), and Citigroup Global Markets Inc. (“Citigroup”, and each of RBS Securities and Wells Fargo Securities and Citigroup, individually, an “Underwriter” and, collectively, the “Underwriters”) the Certificates set forth in Schedule I hereto (the “Underwritten Certificates”) in the respective original principal amounts and notional amounts set forth in Schedule I.  The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”) consisting of a segregated pool (the “Mortgage Pool”) of 121 mortgage loans (the “Mortgage Loans”) having an approximate aggregate principal balance of $1,422,653,723 as of the Cut-off Date secured by first liens on certain fee or leasehold interests in commercial, multifamily and manufactured housing community properties (the “Mortgaged Properties”).  The Certificates will be issued on or about August 4, 2014 (the “Closing Date”), pursuant to a pooling and servicing agreement (the “Pooling and Servicing Agreement”), dated and effective as of August 1, 2014, between the Depositor, Wells Fargo Bank, National Association (“Wells Fargo Bank”), as general master servicer (in such capacity, the “General Master Servicer”), CWCapital Asset Management LLC, as general special servicer (the “General Special Servicer”), NCB, FSB, as NCB master servicer and co-op special servicer (in such capacity, the “NCB Master Servicer and Co-op Special Servicer”), Trimont Real Estate Advisors, Inc., as trust advisor (the “Trust Advisor”), Wells Fargo Bank, as certificate administrator, tax administrator, and custodian (in such capacity, the

“Certificate Administrator”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Mortgage Loans will be purchased by the Depositor (i) from Wells Fargo Bank on the Closing Date pursuant to a Mortgage Loan Purchase Agreement (the “Wells Fargo Mortgage Loan Purchase Agreement”), dated as of the date hereof, between Wells Fargo Bank and the Depositor, (ii) from The Royal Bank of Scotland plc (“RBS”) on the Closing Date pursuant to a Mortgage Loan Purchase Agreement (the “RBS Mortgage Loan Purchase Agreement”), dated as of the date hereof, between RBS and the Depositor, (iii) from RBS Financial Products Inc. (“RBSFP”) on the Closing Date pursuant to a Mortgage Loan Purchase Agreement (the “RBSFP Mortgage Loan Purchase Agreement”), dated as of the date hereof, between RBSFP and the Depositor, (iv) from NCB, FSB (“NCB”) on the Closing Date pursuant to a Mortgage Loan Purchase Agreement (the “NCB Mortgage Loan Purchase Agreement”), dated as of the date hereof, between NCB and the Depositor, (v) from Liberty Island Group I LLC (“Liberty”) on the Closing Date pursuant to a Mortgage Loan Purchase Agreement (the “Liberty Mortgage Loan Purchase Agreement”), dated as of the date hereof, between Liberty, Liberty Island Group LLC and the Depositor, (vi) from Basis Real Estate Capital II, LLC (“Basis”) on the Closing Date pursuant to a Mortgage Loan Purchase Agreement (the “Basis Mortgage Loan Purchase Agreement”), dated as of the date hereof, between Basis, Basis Investment Group LLC (“Basis Investment”) and the Depositor, and (vii) from C-III Commercial Mortgage LLC (“C-III”) on the Closing Date pursuant to a Mortgage Loan Purchase Agreement (the “C-III Mortgage Loan Purchase Agreement” and, together with the Wells Fargo Mortgage Loan Purchase Agreement, the RBS Mortgage Loan Purchase Agreement, the RBSFP Mortgage Loan Purchase Agreement, NCB Mortgage Loan Purchase Agreement, the Liberty Mortgage Loan Purchase Agreement and the Basis Mortgage Loan Purchase Agreement, the “Mortgage Loan Purchase Agreements”), dated as of the date hereof, between C-III and the Depositor.

Three real estate mortgage investment conduit (“REMIC”) elections will be made with respect to certain portions of the Trust Fund for federal income tax purposes.  The Underwritten Certificates and the Mortgage Pool are described more fully in a registration statement furnished to you by the Depositor.

The Certificates not being sold pursuant to this Agreement (the “Non-Registered Certificates”) will be sold by the Depositor to RBS Securities, Wells Fargo Securities and Deutsche Bank Securities Inc. (collectively in such capacity, the “Initial Purchasers”) pursuant to a certificate purchase agreement, dated the date hereof (the “Certificate Purchase Agreement”), between the Depositor, RBS and the Initial Purchasers.  The Initial Purchasers will offer the Non-Registered Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”).

The Underwriters and the Initial Purchasers are collectively referred to herein as the “Dealers”.

In connection with the transaction contemplated by this Agreement, each of the Mortgage Loan Sellers (other than Basis) and Basis Investment will enter into an indemnification agreement, dated as of the date hereof (each, an “Indemnification Agreement”), between such

Mortgage Loan Seller (or Basis Investment), the Depositor and the Dealers (and, in the case of Liberty, Liberty Island Group LLC), providing for indemnification by such Mortgage Loan Seller (and, in the case of Liberty, Liberty Island Group LLC) or Basis Investment of the Dealers in accordance with the terms thereof with respect to the Mortgage Loans sold to the Depositor by such Mortgage Loan Seller (or, in the case of Basis Investment, sold by Basis) pursuant to the related Mortgage Loan Purchase Agreement.  In addition, in connection with the transaction contemplated by this Agreement, each of the General Master Servicer, the General Special Servicer, the NCB Master Servicer and Co-op Special Servicer, Prudential Asset Resources, Inc. (the “Primary Servicer”), the Certificate Administrator, the Trustee and the Trust Advisor (each, a “Service Provider”) will enter into an indemnification agreement, dated as of the date hereof (each, a “Service Provider Indemnification Agreement”), between such Service Provider, the Depositor and the Dealers.

Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

1.           Representations and Warranties.

(a)        The Depositor represents and warrants to, and agrees with, each Underwriter that:

(i)           The Depositor has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-177891) on Form S-3 for the registration of Commercial Mortgage Pass-Through Certificates, issuable in series, including the Underwritten Certificates, under the 1933 Act, which registration statement has become effective and a copy of which, as amended to the date hereof, has heretofore been delivered to you.  The Depositor meets the requirements for use of Form S-3 under the 1933 Act, and such registration statement, as amended at the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder.  The Depositor proposes to file with the Commission, with your consent, pursuant to Rule 424 under the 1933 Act, a supplement dated July 22, 2014 (the “Prospectus Supplement”) to the prospectus dated July 11, 2014 (the “Base Prospectus”), relating to the Underwritten Certificates and the method of distribution thereof, and has previously advised you of all further information (financial and other) with respect to the Underwritten Certificates and the Mortgage Pool to be set forth therein.  Such registration statement (No. 333-177891), including all exhibits thereto, is referred to herein as the “Registration Statement”; and the Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto authorized by the Depositor prior to the Closing Date for use in connection with the offering of the Underwritten Certificates, are hereinafter called the “Prospectus”.  As used herein, “Pool Information” means the mortgage pool information reflected in the Master Tapes and the Prospectus Supplement.  “Master Tapes” shall mean the respective compilations of information and data regarding the Mortgage Loans covered by the Independent Accountants’ Reports on Applying Agreed-Upon Procedures dated July 11, 2014 and August 6, 2014, respectively, rendered by a third party accounting firm described in Section 6(h)(ii) of this Agreement.

(ii)          As of the date hereof, as of the Time of Sale, as of the date on which the Prospectus Supplement is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Prospectus Supplement is filed with the Commission, and as of the Closing Date (each such date or time, an “Effective Time”), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, complies and will comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, (ii) the Registration Statement, as amended as of any such time, does not include and will not include any untrue statement of a material fact and does not omit and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Prospectus, as amended or supplemented as of any such time, does not include and will not include any untrue statement of a material fact and does not omit and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Depositor makes no representations or warranties as to (x) statements contained in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished in writing to the Depositor by or on behalf of any Underwriter specifically for use in the Registration Statement or the Prospectus (such information being identified in Section 8(b) hereof), (y) the Mortgage Loan Seller Covered Information (as defined in Section 8 hereof), or (z) any information with respect to which any of the General Master Servicer (the “General Master Servicer Covered Information”), the General Special Servicer (the “General Special Servicer Covered Information”), the NCB Master Servicer and Co-op Special Servicer (the “NCB Master Servicer and Co-op Special Servicer Covered Information”), the Primary Servicer (the “Primary Servicer Covered Information”), the Certificate Administrator (the “Certificate Administrator Covered Information”), the Trust Advisor (the “Trust Advisor Covered Information”) or the Trustee (the “Trustee Covered Information”) provides indemnification pursuant to the related Service Provider Indemnification Agreement.

(iii)         The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease or operate its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Pooling and Servicing Agreement; and the Depositor is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

(iv)         As of each Effective Time, there has not and will not have been (i) any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Underwritten Certificates for sale in any jurisdiction or any initiation or threat of any proceeding for such purpose.

(v)         Each of this Agreement and the Mortgage Loan Purchase Agreements has been, and as of the Closing Date the Pooling and Servicing Agreement will be, duly authorized, executed and delivered by the Depositor and each of this Agreement and the Mortgage Loan Purchase Agreements constitutes, and as of the Closing Date the Pooling and Servicing Agreement will constitute, a legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement, the Pooling and Servicing Agreement or any Mortgage Loan Purchase Agreement that purport to provide indemnification from securities law liabilities.

(vi)        As of the Closing Date, the Underwritten Certificates, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements will conform in all material respects to the respective descriptions thereof contained in the Prospectus.  As of the Closing Date, the Underwritten Certificates will be duly and validly authorized and, when delivered in accordance with the Pooling and Servicing Agreement to you against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

(vii)       The Depositor is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Depositor or which violation or default would have a material adverse effect on the performance of its obligations under this Agreement, the Pooling and Servicing Agreement or any Mortgage Loan Purchase Agreement.  Neither the issuance and sale of the Underwritten Certificates, nor the execution and delivery by the Depositor of this Agreement, any Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement nor the consummation by the Depositor of any of the transactions herein or therein contemplated, nor compliance by the Depositor with the provisions hereof or thereof, did, does or will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Depositor or conflict with, result in a breach, violation or acceleration of, or constitute a default (or an event which, with the passing of time or notification, or both, would constitute a default) under, the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it or any material asset is bound, or any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor.

(viii)     There is no action, suit or proceeding against the Depositor pending, or, to the knowledge of the Depositor, threatened, before any court, arbitrator,

administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, any Mortgage Loan Purchase Agreement or the Underwritten Certificates, (ii) seeking to prevent the issuance of the Underwritten Certificates or the consummation of any of the transactions contemplated by this Agreement, (iii) that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement, any Mortgage Loan Purchase Agreement or the Underwritten Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Underwritten Certificates as described in the Prospectus.

(ix)         There are no contracts, indentures or other documents of a character required by the 1933 Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto.

(x)          No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering or sale of the Underwritten Certificates pursuant to this Agreement, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Underwritten Certificates by the Underwriters and any recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not been completed.

(xi)         The Depositor possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Depositor has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Depositor.

(xii)        Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and the delivery and sale of the Underwritten Certificates (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom) have been or will be paid at or prior to the Closing Date.

(xiii)       Neither the Depositor nor the Trust Fund is, and neither the sale of the Underwritten Certificates in the manner contemplated by the Prospectus nor the activities of the Trust Fund pursuant to the Pooling and Servicing Agreement will cause the Depositor or the Trust Fund to be, an “investment company” or under the control of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Trust Fund will not be relying upon

Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for it not registering under the Investment Company Act.

(xiv)       Under generally accepted accounting principles (“GAAP”) and for federal income tax purposes, the Depositor reported the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and will report the sale of the Underwritten Certificates to the Underwriters pursuant to this Agreement as a sale of the interests in the Mortgage Loans evidenced by the Underwritten Certificates.  The consideration received by the Depositor upon the sale of the Underwritten Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Underwritten Certificates.  The Depositor will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Underwritten Certificates to the Underwriters.  In addition, the Depositor was solvent at all relevant times prior to, and was not rendered insolvent by, the transfer of the Mortgage Loans to the Trustee on behalf of the Trust Fund.  The Depositor is not selling the Underwritten Certificates to the Underwriters and did not transfer the Mortgage Loans to the Trustee on behalf of the Trust Fund with any intent to hinder, delay or defraud any of the creditors of the Depositor.

(xv)        At the Closing Date, the respective classes of Underwritten Certificates listed on Schedule I hereto shall have been assigned ratings no lower than those set forth in the Time of Sale Information by the nationally recognized statistical rating organizations retained to provide such ratings (the “Rating Agencies”), and such ratings shall not have been placed on negative credit watch or negative review by such Rating Agency.

(xvi)       The Depositor is not, and on the date on which the initial bona fide offer of the Underwritten Certificates is made will not be, an “ineligible issuer,” as defined in Rule 405 under the 1933 Act.

(xvii)      At or prior to the time when sales to investors of the Underwritten Certificates were first made as determined in accordance with Rule 159 of the 1933 Act (the “Time of Sale”), which was (i) approximately 12:45 p.m. (Eastern Time) on July 18, 2014 with respect to the Underwritten Certificates other than the Class X-A, Class X-B and Class PEX Certificates, (ii) approximately 12:00 p.m. (Eastern Time) on July 22, 2014 with respect to the Class X-A and Class X-B Certificates, the Depositor had prepared the following information and (iii) deemed to be approximately 12:45 p.m. (Eastern Time) on July 18, 2014 with respect to the Class PEX Certificates (collectively, the “Time of Sale Information”):  (A) the Free Writing Prospectus designated as a Preliminary Collateral Term Sheet (the “Preliminary Collateral Term Sheet”), (B) the Free Writing Prospectus designated as the Structural and Collateral Term Sheet, dated July 11, 2014, relating to the Underwritten Certificates (the “Term Sheet”), (C) the Free Writing Prospectus, dated July 11, 2014, relating to the Underwritten Certificates (together with all exhibits, annexes and appendices thereto, including Annex A, the “Preliminary FWP”), (D) the Free Writing Prospectus, filed with the Commission on July 14, 2014, under accession number 0001539497-14-000854 (the “Annex A FWP”), (E) a Supplement to Free Writing Prospectus and Structural and Collateral Term Sheet, dated July 17, 2014 (the “Pre-Pricing

FWP”) and (F) a Free Writing Prospectus, filed with the Commission on July 14, 2014, under accession number 0001539497-14-000885 (the “Class X-A and X-B FWP”).  For the purposes of this Agreement, “Free Writing Prospectus” shall mean a “free writing prospectus” as defined pursuant to Rule 405 under the 1933 Act.  If, subsequent to the date of this Agreement, the Depositor and the Underwriters have determined that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Underwritten Certificates, then “Time of Sale Information” will refer to the information available to purchasers at the time of entry into such new purchase contracts, including any information that corrects such material misstatements or omissions (“Corrective Information”).

(xviii)     The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (x) any Underwriter Information (as defined below) in such Time of Sale Information, (y) any Mortgage Loan Seller Covered Information in such Time of Sale Information or (z) any General Master Servicer Covered Information, General Special Servicer Covered Information, NCB Master Servicer and Co-op Special Servicer Covered Information, Primary Servicer Covered Information, Certificate Administrator Covered Information, Trust Advisor Covered Information or Trustee Covered Information.

(xix)       Other than the Prospectus, the Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Underwritten Certificates other than (i) the Preliminary Collateral Term Sheet, the Term Sheet, the Preliminary FWP, the Annex A FWP, the Pre-Pricing FWP and the Class X-A and X-B FWP (the Preliminary Collateral Term Sheet, the Term Sheet, the Preliminary FWP, the Annex A FWP, the Pre-Pricing FWP, the Class X-A and X-B FWP and each such communication by the Depositor or its agents and representatives that constitutes an “issuer free writing prospectus”, as defined in Rule 433(h) under the 1933 Act (other than a communication referred to in clause (ii) below), an “Issuer Free Writing Prospectus”), (ii) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act or (iii) any other written communication approved in writing in advance by an Underwriter.  Each such Issuer Free Writing Prospectus complied in all material respects with the 1933 Act, has been filed in accordance with Section 4(b)(iv) (to the extent required thereby) and, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or, when read in conjunction with the other Time of Sale Information, omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (x) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Depositor in writing by any Underwriter expressly for use in any Issuer Free Writing Prospectus, (y) any Mortgage Loan Seller Covered Information in any Issuer Free Writing Prospectus or (z) any General Master Servicer Covered Information, General Special Servicer Covered Information, NCB Master Servicer and Co-op Special Servicer Covered Information, Primary Servicer Covered Information,  Certificate Administrator Covered Information, Trust Advisor Covered Information or Trustee Covered Information in any Issuer Free Writing Prospectus.

(xx)        The Depositor has executed and delivered a written representation (the “17g-5 Representation”) to each Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Depositor has complied with each such representation, other than any breach of the 17g-5 Representation (a) that would not have a material adverse effect on the Certificates or (b) arising from a breach by any of the Underwriters of the representation, warranty and agreement set forth in Section 4(b)(xv).

(b)      RBS represents and warrants to, and agrees with, each Underwriter, that:

(i)           RBS is a public limited company validly existing under the laws of Scotland and possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it and to execute, deliver and comply with its obligations under the terms of this Agreement.

(ii)          This Agreement has been duly and validly authorized, executed and delivered by or on behalf of RBS and, assuming due authorization, execution and delivery hereof by the Depositor and the Underwriters, constitutes a legal, valid and binding obligation of RBS, enforceable against RBS in accordance with its terms, except as such enforcement may be limited by (x) bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, (y) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (z) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws.

(iii)         The execution and delivery of this Agreement by or on behalf of RBS and RBS’s performance and compliance with the terms of this Agreement will not (A) violate RBS’s resolutions and articles of association, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any contract, agreement or other instrument to which RBS is a party or by which RBS is bound.

(iv)         RBS is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of RBS or its properties or have consequences that would materially and adversely affect its performance hereunder.

(v)          RBS is not a party to or bound by any agreement or instrument or subject to any articles of association, resolutions or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would materially and adversely affect the ability of RBS to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by RBS of its obligations under this Agreement (except to the extent such consent has been obtained).

(vi)         No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by RBS of or compliance by RBS with this Agreement or the consummation of the transactions contemplated by this Agreement except as have previously been obtained.

(vii)        No litigation is pending or, to the best of RBS’s knowledge, threatened against RBS that would assert the invalidity of this Agreement, prohibit its entering into this Agreement or materially and adversely affect the performance by RBS of its obligations under this Agreement.

(viii)       Each representation and warranty of the Depositor set forth in Section 1(a) hereof is true and correct as of the date hereof or as of the date specified in such representation and warranty.

(c)      Each Underwriter represents and warrants to and covenants with the Depositor that:

(i)            as of the date hereof and as of the Closing Date, such Underwriter has complied with all of its obligations under Section 4 hereof;

(ii)           in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Underwritten Certificates to the public in that Relevant Member State other than:

(A)         to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(B)          to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons as permitted under the Prospectus Directive (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by the Trust Fund for any such offer; or

(C)          in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided, that no such offer of the Underwritten Certificates referred to in clauses (A) to (C) above shall require the Depositor, the Trust Fund or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision (c)(ii), (1) the expression “an offer of the Underwritten Certificates to the public” in relation to any Underwritten Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Underwritten Certificates so as to enable an investor to decide to purchase or subscribe to the Underwritten Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, (2) the expression “Prospectus Directive” means directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, (3) the expression “2010 PD Amending Directive” means Directive 2010/73/EU, and (4) “European Economic Area” means Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom; and

    (iii)       (A)  in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Market Act (the “FSMA”) received by it in connection with the issue or sale of any Underwritten Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor or the Trust Fund; and

(B)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Underwritten Certificates in, from or otherwise involving the United Kingdom; and

(iv)       it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Underwritten Certificates in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan and other relevant laws and regulations of Japan.

2.           Purchase and Sale.

Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Depositor agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Depositor, at the applicable purchase prices set forth in Schedule I hereto, the respective principal balances and notional amounts of the Underwritten Certificates set forth opposite the name of each Underwriter set forth in Schedule I, and any additional portions of the Underwritten Certificates that any such Underwriter may be obligated to purchase pursuant to Section 10 hereof, in all cases plus accrued interest as set forth in Schedule I.

3.           Delivery and Payment.

Delivery of and payment for the Underwritten Certificates shall be made in the manner, at the location(s), on the Closing Date at the time specified in Schedule I hereto (or such later date not later than ten business days after such specified date as you shall designate), which date and time may be changed by agreement between you and the Depositor or as provided in Section 10 hereof.  Delivery of the Underwritten Certificates shall be made either directly to you or through the facilities of The Depository Trust Company (“DTC”), as specified in Schedule I hereto, for the respective accounts of the Underwriters against payment by the respective Underwriters of the purchase price therefor in immediately available funds wired to such bank as may be designated by the Depositor, or such other manner of payment as may be agreed upon by the Depositor and you.  Any Class of Underwritten Certificates to be delivered through the facilities of DTC shall be represented by one or more global Certificates registered in the name of Cede & Co., as nominee of DTC, which global Certificate(s) shall be placed in the custody of DTC not later than 10:00 a.m. (New York City time) on the Closing Date pursuant to a custodial arrangement to be entered into between the Trustee or its agent and DTC.  Unless delivered through the facilities of DTC, the Underwritten Certificates shall be in fully registered certificated form, in such denominations and registered in such names as you may have requested in writing not less than one full business day in advance of the Closing Date.

The Depositor agrees to have the Underwritten Certificates, including the global Certificates representing the Underwritten Certificates to be delivered through the facilities of DTC, available for inspection, checking and, if applicable, packaging by you not later than 10:00 a.m. New York City time on the last business day prior to the Closing Date.

References herein to actions taken or to be taken following the Closing Date with respect to any Underwritten Certificates that are to be delivered through the facilities of DTC shall include, if the context so permits, actions taken or to be taken with respect to the interests in such Certificates as reflected on the books and records of DTC.

4.           Offering by Underwriters; Free Writing Prospectuses.

(a)         It is understood that the Underwriters propose to offer the Underwritten Certificates for sale to the public, including, without limitation, in and from the State of New York, as set forth in the Prospectus Supplement.  It is further understood that the Depositor, in reliance upon an exemption from the Attorney General of the State of New York to be granted pursuant to Policy Statement 104 and 105, has not and will not file the offering pursuant to Section 352-e of the General Business Law of the State of New York with respect to the Underwritten Certificates.

(b)           In connection with the offering of the Underwritten Certificates, the Underwriters may each prepare and provide to prospective investors Free Writing Prospectuses (as defined below), or portions thereof, which the Depositor is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Depositor such Free Writing Prospectuses, or portions thereof, in either Microsoft Word® or Microsoft Excel® format and not in a PDF, except to the extent that the Depositor, in its sole discretion, waives such requirements, subject to the following conditions (to which such conditions each Underwriter agrees (provided that no Underwriter is responsible for any breach of the following conditions by any other Underwriter)):

(i)       Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the 1933 Act, such Underwriter shall not convey or deliver any written communication to any person in connection with the initial offering of the Underwritten Certificates, unless such written communication (1) is made in reliance on Rule 134 under the 1933 Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the 1933 Act or (3) constitutes a Free Writing Prospectus.  Without the prior written consent of the Depositor, such Underwriter shall not convey or deliver in connection with the initial offering of the Underwritten Certificates any ABS Informational and Computational Material in reliance upon Rules 167 and 426 under the 1933 Act.  “ABS Informational and Computational Material” shall mean “ABS informational and computational material” as defined in Item 1101(a) of Regulation AB Act under the 1933 Act.  “Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518 (Dec. 22, 2004), 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)), or by the staff of the Commission or as may be provided by the Commission or its staff from time to time.

(ii)      Such Underwriter shall deliver to the Depositor, no later than two business days prior to the date of first use thereof, (a) any Underwriter Free Writing Prospectus that contains any “issuer information,” as defined in Rule 433(h) under the 1933 Act (“Issuer Information”) (which the parties hereto agree includes, without limitation, Mortgage Loan Seller Covered Information), and (b) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Underwritten Certificates.  Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Material may be delivered by such Underwriter to the Depositor not later than the later of (a) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act or (b) the date of first use of such Free Writing Prospectus.

(iii)     Such Underwriter represents and warrants to the Depositor that the Free Writing Prospectuses to be furnished to the Depositor by such Underwriter pursuant to Section 4(b)(ii) will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the Underwritten Certificates.

(iv)     Such Underwriter represents and warrants to the Depositor that each Free Writing Prospectus required to be provided by it to the Depositor pursuant to Section 4(b)(ii), when viewed together with all other Time of Sale Information, did not, as of the Time of Sale, and will not as of the Closing Date, include any untrue statement of a material fact, when viewed in connection with all other prospectuses delivered to such investor on or prior to the Time of Sale, or omit any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided, that such Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information supplied by the Depositor or any Mortgage Loan Seller to such Underwriter, which information was not corrected by Corrective Information subsequently supplied by the Depositor or any Mortgage Loan Seller to such Underwriter prior to the Time of Sale.

(v)      The Depositor agrees to file with the Commission the following:

    (A)           Any Issuer Free Writing Prospectus to the extent required to be filed with the Commission by Rule 433 under the 1933 Act;

    (B)           Any Free Writing Prospectus or portion thereof delivered by any Underwriter to the Depositor pursuant to Section 4(b)(ii);

    (C)           Any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications; and

    (D)           Any ABS Informational and Computational Material that is not being treated as a Free Writing Prospectus.

(vi)     Any Free Writing Prospectus required to be filed pursuant to Section 4(b)(v) by the Depositor shall be filed with the Commission not later than the date of first use of such Free Writing Prospectus, except that:

(A)           Any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Underwritten Certificates shall be filed by the Depositor with the Commission within two days of the later of the date such final terms have been established for all classes of Underwritten Certificates and the date of first use;

(B)           Any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material shall be filed by the Depositor with the Commission not later than the later of the due date for filing the final Prospectus relating to the Underwritten Certificates pursuant to Rule 424(b) under the 1933 Act or two business days after the first use of such Free Writing Prospectus;

 (C)           Any Free Writing Prospectus required to be filed pursuant to Section 4(b)(v)(C) shall, if no payment has been made or consideration has been given by or on behalf of the Depositor for the Free Writing Prospectus or its dissemination, be filed by the Depositor with the Commission not later than four business days after the Depositor becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; and

 (D)           The Depositor shall not be required to file (1) Issuer Information contained in any Free Writing Prospectus of an Underwriter or any other offering participant other than the Depositor, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Underwritten Certificates, or (2) any Free Writing Prospectus or portion thereof that contains a description of the Underwritten Certificates or the offering of the Underwritten Certificates which does not reflect the final terms thereof.

(vii)     Such Underwriter shall file with the Commission any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

(viii)    Notwithstanding the provisions of Section 4(b)(vii), such Underwriter shall file with the Commission any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Depositor or any other offering participant, not later than four business days after such Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

(ix)       Notwithstanding the provisions of Sections 4(b)(v) and 4(b)(vii), neither the Depositor nor such Underwriter shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(x)       The Depositor and such Underwriter each agree that any Free Writing Prospectuses prepared by it shall contain the following legend:

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-177891) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the

SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-866-884-2071 (8 a.m. - 5 p.m. EST) or by emailing rbscmbs@rbs.com.

(xi)       The Depositor and such Underwriter agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 4 for a period of three years following the initial bona fide offering of the Underwritten Certificates.

(xii)      If the Depositor becomes aware that, as of the Time of Sale, any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (a “Defective Issuer Free Writing Prospectus”), the Depositor shall immediately notify the Underwriters thereof and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a “Corrected Issuer Free Writing Prospectus”).

(A)           If an Underwriter becomes aware that, with respect to any purchaser of an Underwritten Certificate, as of the Time of Sale, any Issuer Information contained in any Underwriter Free Writing Prospectus and delivered to such purchaser was not correctly reflected in such Underwriter Free Writing Prospectus such that it caused the Underwriter Free Writing Prospectus to contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a “Defective Free Writing Prospectus”), such Underwriter shall notify the Depositor and each other Underwriter thereof within one business day after discovery.

(B)           Each Underwriter shall, if requested by the Depositor:

(1)           if the Defective Free Writing Prospectus was an Underwriter Free Writing Prospectus, prepare a Free Writing Prospectus that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, together with a Corrected Issuer Free Writing Prospectus, a “Corrected Free Writing Prospectus”);

(2)           deliver the Corrected Free Writing Prospectus to each purchaser of an Underwritten Certificate which received the Defective Free Writing Prospectus prior to entering into an agreement to purchase any Underwritten Certificates;

(3)           if after the Time of Sale, notify such purchaser in a prominent fashion that the prior agreement to purchase Certificates has been terminated, and of the purchaser’s rights as a result of termination of such agreement;

(4)           if after the Time of Sale, provide such purchaser with an opportunity to affirmatively agree to purchase the Underwritten Certificates on the terms described in the Corrected Free Writing Prospectus; and

(5)           comply with any other requirements for reformation of the original contract of sale described in Section IV.A.2.c of the Commission’s Securities Offering Reform Release No. 33-8591.

(C)         With respect to this clause (xii), each Underwriter agrees that if the Depositor requests that an Underwriter prepare a Corrected Free Writing Prospectus with respect to a Defective Free Writing Prospectus that another Underwriter prepared, such other Underwriter will prepare the Corrected Free Writing Prospectus and will deliver the Corrected Free Writing Prospectus to the Depositor and each Underwriter so that each Underwriter may contact its respective purchasers.

(D)         To the extent any Defective Free Writing Prospectus was defective as a result of incorrect Issuer Information being delivered to an Underwriter, the Depositor shall provide such corrected Issuer Information upon request from such Underwriter.  The Depositor shall also notify the other Underwriters of such incorrect Issuer Information, to the extent it is provided notice hereunder.

(xiii)       Such Underwriter covenants with the Depositor that after the final Prospectus is available, such Underwriter shall not distribute any written information concerning the Underwritten Certificates that contains any Issuer Information to a prospective purchaser of an Underwritten Certificate unless such information is preceded or accompanied by the final Prospectus.

(xiv)       Such Underwriter further represents and warrants that it has offered and sold Underwritten Certificates only to, or directed at, persons who:

(A)          are outside the United Kingdom;

(B)          have professional experience in participating in unregulated collective investment schemes;  or

(C)          are persons falling within Article 22(2)(a) through (d) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes)(Exemptions) Order 2001.

(xv)        Such Underwriter (x) further represents and warrants that it has not provided, as of the date of this Agreement, and covenants with the Depositor that it will not provide, on or prior to the Closing Date, to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the 1934 Act), any information, written or oral, relating to the Trust Fund, the Certificates, the Mortgage Loans, the transactions contemplated by this Agreement or the Pooling and Servicing Agreement or any other information, that could be reasonably determined to be relevant to determining an initial credit rating for the Certificates (as contemplated by Rule 17g-5(a)(3)(iii)(C) under the 1934 Act), without the prior consent of the Depositor, and (y) covenants with the Depositor that it will not provide to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the 1934 Act), any information, written or oral, relating to the Trust Fund, the Certificates, the Mortgage Loans, the transactions contemplated by this Agreement or the Pooling and Servicing Agreement or any other information, that could be reasonably determined to be relevant to undertaking credit rating surveillance for the Certificates (as contemplated by Rule 17g-5(a)(3)(iii)(D) under the 1934 Act), without the prior consent of the Depositor.

5.           Covenants of the Depositor.

The Depositor covenants and agrees with the Underwriters that:

(a)         The Depositor will not file any amendment to the Registration Statement (other than by reason of Rule 429 under the 1933 Act) or any supplement to the Base Prospectus relating to or affecting the Underwritten Certificates, unless the Depositor has furnished a copy to you for your review a reasonable time prior to filing, and will not file any such proposed amendment or supplement to which you reasonably object.  Subject to the foregoing sentence, the Depositor shall cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424 under the 1933 Act or shall cause the Prospectus Supplement to be filed with the Commission pursuant to said Rule 424.  The Depositor promptly will advise you or counsel for the Underwriters (i) when the Prospectus Supplement shall have been filed or transmitted to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission to amend the Registration Statement or supplement the Prospectus Supplement or for any additional information in respect of the offering contemplated hereby, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto which shall have become effective on or prior to the Closing Date or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Depositor of any notification with respect to the suspension of the qualification of the Underwritten Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose.  The Depositor will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)         If, at any time when a prospectus relating to the Underwritten Certificates is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the 1933 Act or the rules and regulations thereunder, the Depositor shall promptly prepare and file with the Commission, at the expense of the Depositor, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, the Depositor shall use its best efforts to cause such amendment to the Registration Statement to be made effective as soon as possible.

(c)        The Depositor shall furnish to you and to counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date, and, upon request, to each other Underwriter, each Issuer Free Writing Prospectus, a copy of the Registration Statement (without exhibits thereto) and each such amendment and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, as many copies of the Preliminary FWP, the Prospectus Supplement and the Base Prospectus and any amendments and supplements thereto as you may reasonably request.

(d)         The Depositor shall furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Underwritten Certificates for sale under the laws of such jurisdictions as you may designate and will maintain such qualifications in effect so long as required for the distribution of the Underwritten Certificates; provided, that the Depositor shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now subject to such service of process.

(e)         The Depositor shall pay, or cause to be paid, all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of its counsel; the costs and expenses of printing (or otherwise reproducing) and delivering the Pooling and Servicing Agreement and the Underwritten Certificates; the fees and disbursements of accountants for the Depositor; the reasonable out of pocket costs and expenses in connection with the qualification or exemption of the Underwritten Certificates under state securities or “Blue Sky” laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any “Blue Sky” survey and in connection with any determination of the eligibility of the Underwritten Certificates for investment by institutional investors and the preparation of any legal investment survey; the expenses of printing any such “Blue Sky” survey and legal investment survey; the cost and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Base Prospectus, the Preliminary FWP, the Preliminary Collateral Term Sheet, the Term Sheet, the Annex A FWP, each other Free Writing Prospectus and the Prospectus Supplement, the preparation and printing of this Agreement and the delivery to the Underwriters of such copies of the Base Prospectus, the Preliminary FWP, the Preliminary Collateral Term Sheet, the Term Sheet, the Annex A FWP, each other Free Writing Prospectus and the Prospectus Supplement as you may reasonably request; the fees of the Rating Agencies that we hire to rate the Underwritten Certificates; and the reasonable fees and disbursements of counsel to the Underwriters.

(f)         To the extent that the Pooling and Servicing Agreement provides that the Underwriters are to receive any notices or reports, or have any other rights thereunder, the Depositor shall enforce the rights of the Underwriters under the Pooling and Servicing Agreement and shall not consent to any amendment of the Pooling and Servicing Agreement that would adversely affect such rights of the Underwriters.

(g)         The Depositor shall, as to itself, and the Depositor, or pursuant to the Pooling and Servicing Agreement the Trustee, will be required to, as to the Trust Fund, satisfy and comply with all reporting requirements of the 1934 Act and the rules and regulations thereunder.

(h)         The Depositor shall take all reasonable action necessary to enable the Rating Agencies to provide their respective credit ratings of the Underwritten Certificates as described in Section 1(a)(xv).

(i)         The Depositor will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.

6.           Conditions to the Obligations of the Underwriters.

The obligation of each Underwriter hereunder to purchase its allocated share of the Underwritten Certificates shall be subject to:  (i) the accuracy of the representations and warranties on the part of the Depositor contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date, as of the date the Prospectus Supplement or any supplement thereto is filed with the Commission and as of the Closing Date; (ii) the accuracy of the statements of the Depositor made in any certificates delivered pursuant to the provisions hereof; (iii) the performance by the Depositor of its obligations hereunder; (iv) the performance by the Depositor and each Mortgage Loan Seller (and, in the case of (i) Basis, Basis Investment and (ii) Liberty Island, Liberty Island Group LLC) of their respective obligations under the applicable Mortgage Loan Purchase Agreement to be performed on or prior to the Closing Date and (v) the following additional conditions:

(a)         The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or, to the Depositor’s knowledge, threatened; and the Prospectus Supplement and each Issuer Free Writing Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act or, in the case of each Issuer Free Writing Prospectus, to the extent required by Rule 433 under the 1933 Act.

(b)         You shall have received from counsel for the Underwriters, a favorable opinion, dated the Closing Date, as to such matters regarding the Underwritten Certificates as you may reasonably request.

(c)         The Depositor shall have delivered to you a certificate of the Depositor, signed by an authorized officer of the Depositor and dated the Closing Date, to the effect that:

(i) the representations and warranties of the Depositor in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date; and (ii) the Depositor has in all material respects complied with all the agreements and satisfied all the conditions on its part that are required hereby to be performed or satisfied at or prior to the Closing Date; and RBS shall have delivered to you a certificate of RBS, signed by an authorized officer of RBS and dated the Closing Date, to the effect that:  (i) the representations and warranties of RBS in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date; and (ii) RBS has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(d)         You shall have received (i) with respect to RBS, a good standing certificate from the Registrar of Companies for Scotland and (ii) with respect to the Depositor a good standing certificate from the Secretary of State of the State of Delaware, each dated not earlier than 30 days prior to the Closing Date.

(e)         (i)           You shall have received from the Secretary or an Assistant Secretary of the Depositor, in his individual capacity, a certificate, dated the Closing Date, to the effect that:  (x) each individual who, as an officer or representative of the Depositor, signed this Agreement, or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (y) no event (including, without limitation, any act or omission on the part of the Depositor) has occurred since the date of the good standing certificate referred to in Section 6(d) hereof which has affected the good standing of the Depositor under the laws of the State of Delaware.  Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an Assistant Secretary of the Depositor) of the certificate of incorporation and by-laws of the Depositor, as in effect on the Closing Date, and of the resolutions of the Depositor and any required shareholder consent relating to the transactions contemplated in this Agreement; and (ii) you shall have received from the Secretary or an Assistant Secretary of RBS Securities (as agent for RBS), in his individual capacity, a certificate, dated the Closing Date, to the effect that:  (x) each individual who, as an officer or representative of RBS Securities (as agent for RBS), signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (y) no event (including, without limitation, any act or omission on the part of RBS) has occurred since the date of the certificate referred to in Section 6(d) hereof which has affected the existence of RBS under the laws of Scotland.  Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an Assistant Secretary of RBS Securities (as agent for RBS)) of the certificate of incorporation, resolutions and articles of association of RBS, as in effect on the Closing Date, and of the resolutions of RBS and any required shareholder consent relating to the transactions contemplated in this Agreement.

(f)           You shall have received from in-house counsel for the Depositor (in the case of the following clauses (i) through (v)) and from special counsel to the Depositor (in the case of the following clauses (vi) through (xii)), one or more favorable opinions, dated the Closing Date and satisfactory in form and substance to you and counsel for the Underwriters substantially to the effect that:

(i)       The Depositor is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and this Agreement.

(ii)       Neither the issuance or sale of the Underwritten Certificates nor the execution, delivery or performance of the terms of this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements conflicts with or result in a breach or violation of, or constitute a default under, (a) the articles of incorporation or by-laws of the Depositor, (b) to such counsel’s knowledge, any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound, (c) any statute or regulation applicable to the Depositor, or (d) to such counsel’s knowledge, any order of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor.

(iii)      To such counsel’s knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Depositor is a party, or threatened against the Depositor, that (a) assert the invalidity of this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements or the Certificates, (b) seeks to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements or (c) would materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, any of this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements or the Certificates or any material rights with regard to any Mortgaged Property, or if adversely determined, would have a material adverse effect on the financial condition of the Depositor; for purposes of the foregoing, such counsel will be permitted to state that he or she has not regarded any legal or governmental actions, investigations or proceedings to be “threatened” unless the potential litigant or governmental authority has manifested to such counsel a present intention to initiate such actions, investigations or proceedings.

(iv)     Each of this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements has been duly authorized, executed and delivered by the Depositor.

(v)      Based upon such counsel’s review of those laws, regulations and rules of the State of New York and the United States of America that are normally applicable to transactions of the type contemplated by this Agreement, the Pooling and

Servicing Agreement and the Mortgage Loan Purchase Agreements, to the knowledge of such counsel, no consent, approval, authorization of, registration or filing with, or notice to, any state or federal court or other governmental agency or body is required for the consummation by the Depositor of the transactions contemplated in this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements, except (i) such as may be required under the “Blue Sky” laws of any jurisdiction in connection with the purchase and the offer and sale of the Underwritten Certificates by the Underwriters, as to which such counsel may express no opinion; (ii) any recordation of the assignments of the Mortgage Loans required under the Pooling and Servicing Agreement that has not yet been completed; and (iii) those that, if not so obtained, would not materially and adversely affect the ability of the Depositor to perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements.

(vi)     The statements in the Prospectus under the headings “ERISA Considerations” and “Material Federal Income Tax Consequences”, to the extent that they describe certain matters of federal law or legal conclusions with respect thereto, provide a fair and accurate summary of such matters and conclusions;

(vii)    As described in the Prospectus Supplement and assuming compliance with the Pooling and Servicing Agreement, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC within the meaning of Sections 860A through 860G (the “REMIC Provisions”) of the Internal Revenue Code of 1986, as amended (the “Code”);

(viii)   The Pooling and Servicing Agreement should not be required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund created under the Pooling and Servicing Agreement is not required to be registered under the Investment Company Act;

(ix)      Each of the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement constitutes the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, liquidation, receivership, moratorium, reorganization and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and except that:  (a) provisions purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set off, (b) provisions relating to submission to jurisdiction, venue or service of process or (c) provisions purporting to prohibit, restrict or condition the assignment of, or grant of a security interest in, the rights under the Mortgage Loan Purchase Agreements or the Pooling and Servicing Agreement or property subject thereto, may be limited by applicable law or considerations of public policy;

(x)       The Registration Statement, as of its effective date, and the Prospectus, as of the date thereof (in each case, with the exception of any information incorporated by reference therein, any numerical, financial, statistical and computational information included therein, any Mortgage Loan Seller Covered Information, any General

Master Servicer Covered Information, any General Special Servicer Covered Information, any NCB Master Servicer and Co-op Special Servicer Covered Information, any Primary Servicer Covered Information,  any Certificate Administrator Covered Information, any Trust Advisor Covered Information and any Trustee Covered Information), appeared on their respective faces to be appropriately responsive in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder applicable to such documents as of the relevant date;

(xi)      The statements contained in the Prospectus Supplement under the heading “Description of the Offered Certificates”, insofar as such statements purport to summarize material terms of the Certificates, are correct in all material respects; and

(xii)     When the Certificates have been duly authorized, executed, authenticated and delivered in the manner contemplated in the Pooling and Servicing Agreement and the Underwritten Certificates have been paid for by, and sold to the Underwriters pursuant to this Agreement, the Underwritten Certificates will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.

Such opinions may express their reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials.  Such opinion, to the extent covering clauses (iv), (ix) and (xii), may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto.  Such opinion, to the extent covering clause (iv) and clauses (vi) through (xii) may be qualified as an opinion only on the laws of the State of New York and the federal law of the United States.

You shall have also been advised by special counsel to the Depositor, in one of the foregoing opinions, dated the Closing Date and satisfactory in form and substance to you and counsel for the Underwriters, substantially to the effect that (i) the Registration Statement became effective on a date certain under the 1933 Act, (ii) to such counsel’s knowledge, the Registration Statement is effective on the Closing Date and (iii) to such counsel’s knowledge, no stop order with respect thereto has been issued by the Commission.

You shall have received one or more letters of counsel to the Underwriters, relating to the Time of Sale Information as of the Time of Sale and to the Prospectus as of the date thereof and as of the Closing Date, dated the Closing Date, in form and substance satisfactory to you.

(g)           You shall have received from Scottish counsel to RBS (in the case of the following clauses (i) and (iii)(a)) and in-house counsel to RBS Securities, as agent for RBS (in the case of the following clauses (ii), (iii)(b), (iv) and (v)), one or more favorable opinions, dated the Closing Date and satisfactory in form and substance to you and counsel for the Underwriters, to the effect that:

(i)       RBS is a public limited company duly organized, validly existing and in good standing under the laws of Scotland and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(ii)      This Agreement has been duly authorized, executed and delivered on behalf of RBS by RBS Securities (as its agent).

(iii)     (a) No authorization, approval, consent, license, exemption, filing, registration, notarization or other requirement of government, judicial or public bodies and authorities of or in Scotland is required to be obtained by RBS in connection with the consummation by RBS of the transactions contemplated by this Agreement; (b) Based upon such counsel’s review of those laws, regulations and rules of the State of New York and the United States of America that are normally applicable to transactions of the type contemplated by the Agreement, to such counsel’s knowledge, no consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by RBS or RBS Securities (as agent for RBS) of the transactions contemplated by the Agreement except for those consents, approvals, authorizations, orders, filings or registrations that have been obtained; and (c) those that, if not so obtained, would not materially and adversely affect the ability of RBS or RBS Securities (as agent for RBS) to perform its obligations under this Agreement.

(iv)     RBS Securities is not in violation of its Certificate of Incorporation or By-laws or in default under any agreement, indenture or instrument to which it is a party or may be bound, the effect of which violation or default would have a material adverse effect on the ability of RBS Securities (as agent for RBS) to perform its obligations under this Agreement, and neither the execution or delivery of or performance under this Agreement, nor the consummation of any other of the transactions contemplated herein, will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the Certificate of Incorporation or By-laws of RBS Securities, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which RBS Securities is a party or may be bound, or any New York or federal statute, regulation or rule applicable to or RBS Securities or any of its affiliates or, to the knowledge of such counsel, any order of any New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over RBS Securities or any of their affiliates.

(v)      To the knowledge of such counsel, there are no actions, proceedings or investigations pending or threatened against or affecting RBS before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely determined, would materially and adversely affect the performance by RBS of its obligations under this Agreement.

(h)           You shall have received from a third party accounting firm letters satisfactory in form and substance to you and counsel for the Underwriters, to the following effect:

(i)       they have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in (A) the Term Sheet, (B) each of the Preliminary FWP and Prospectus Supplement under the captions “Summary”, “Description of the Mortgage Pool” and “Yield and Maturity Considerations”, (C) Annexes A, B and C to each of the Prospectus Supplement and the Preliminary FWP and (D) the Pre-Pricing FWP agrees with the Master Tapes prepared by or on behalf of the Mortgage Loan Sellers, unless non-material deviations are otherwise noted in such letter; and

(ii)       they have compared an agreed-upon portion of the data contained in the Master Tapes referred to in the immediately preceding clause (i) to information contained in the Mortgage Loan files and in such other sources as shall be specified by them, and found such data and information to be in agreement in all material respects, unless non-material deviations are otherwise noted in such letter.

(i)            You shall have received written confirmation from the Rating Agencies that the ratings assigned to the Underwritten Certificates on the Closing Date are as described in Section 1(a)(xv) and that, as of the Closing Date, no notice has been given of (i) any intended or possible downgrading or (ii) any review or possible changes in such ratings.

(j)            You shall have received from the Secretary or an Assistant Secretary of the Trustee, in his individual capacity, a certificate, dated the Closing Date, to the effect that the information under the heading “Transaction Parties—The Trustee” in the Prospectus Supplement is true and correct in all material respects.

(k)           You shall have received from the Secretary or an Assistant Secretary of the Certificate Administrator, in his individual capacity, a certificate, dated the Closing Date, to the effect that the information under the heading “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” in the Prospectus Supplement is true and correct in all material respects.

(l)            You shall have received from the Secretary or an Assistant Secretary of the General Master Servicer, in his individual capacity, a certificate, dated the Closing Date, to the effect that the information relating to the General Master Servicer under the heading “Transaction Parties—The Master Servicers—Wells Fargo Bank, National Association” in the Prospectus Supplement is true and correct in all material respects.

(m)          You shall have received from the Secretary or an Assistant Secretary of the General Special Servicer, in his individual capacity, a certificate, dated the Closing Date, to the effect that the information relating to the General Special Servicer under the heading “Transaction Parties—The Special Servicers—CWCapital Asset Management LLC” in the Prospectus Supplement, is true and correct in all material respects.

(n)           You shall have received from the Secretary or an Assistant Secretary of the NCB Master Servicer and Co-op Special Servicer, in his individual capacity, a certificate, dated the Closing Date, to the effect that the information relating to the NCB Master Sericer and Co-op Special Servicer under the headings “Transaction Parties—The Master Servicers—NCB,

FSB” and “Transaction Parties—The Special Servicers—NCB, FSB” in the Prospectus Supplement, is true and correct in all material respects.

(o)           You shall have received from the Secretary or an Assistant Secretary of the Primary Servicer, in his individual capacity, a certificate, dated the Closing Date, to the effect that the information relating to the Primary Servicer under the heading “Transaction Parties—The Primary Servicer” in the Prospectus Supplement, is true and correct in all material respects.

(p)           You shall have received from the Secretary or an Assistant Secretary of the Trust Advisor, in his individual capacity, a certificate, dated the Closing Date, to the effect that the information relating to the Trust Advisor under the heading “Transaction Parties—The Trust Advisor” in the Prospectus Supplement, is true and correct in all material respects.

(q)           You shall have received from counsel for each Mortgage Loan Seller, the General Master Servicer, the General Special Servicer, the NCB Master Servicer and Co-op Special Servicer, the Primary Servicer, the Trustee, the Certificate Administrator and the Trust Advisor, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

(r)           You shall have received copies of any opinions from special counsel to the Depositor, supplied to the Depositor for posting on its 17g-5 website relating to certain matters with respect to the Underwritten Certificates, the transfer of the Mortgage Loans and any other matters related thereto.  Any such opinions shall be dated the Closing Date and addressed to the Underwriters.

(s)           All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to you and counsel for the Underwriters, and you and such counsel shall have received such additional information, certificates and documents as you or they may have reasonably requested.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Depositor is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by you.  Notice of such cancellation shall be given to the Depositor in writing, or by telephone confirmed in writing.

7.     Reimbursement of Underwriters’ Expenses.

If the sale of the Underwritten Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Depositor to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Depositor and RBS, jointly and severally, shall reimburse the Underwriters severally, upon demand, for all out of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Underwritten Certificates.

8.     Indemnification.

(a)           The Depositor and RBS, jointly and severally, agree to indemnify and hold harmless each Underwriter, its officers and directors and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act as follows:

(i)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) any untrue statement or alleged untrue statement of a material fact contained in any Time of Sale Information or any Issuer Information contained in any Free Writing Prospectus prepared by or on behalf of an Underwriter (each, an “Underwriter Free Writing Prospectus”) or contained in any Free Writing Prospectus which is required to be filed pursuant to Section 4(b)(vii), or the omission or alleged omission to state a material fact necessary to make the statements therein (when read in conjunction with the other Time of Sale Information), in the light of the circumstances under which they were made, not misleading, which was not corrected by Corrective Information subsequently supplied by the Depositor or any Mortgage Loan Seller to the Underwriters at any time prior to the Time of Sale, or (C) any breach of the representation and warranty in Section 1(a)(xvi); provided that, in the case of clauses (A) and (B) above, the indemnity provided by this Section 8(a) shall not apply to any loss, liability, claim, damage or expense to the extent any such untrue statement or alleged untrue statement or omission or alleged omission arises out of or is based upon an untrue statement or omission with respect to information with respect to which a Mortgage Loan Seller (other than Basis) or Basis Investment provides indemnification pursuant to the related Indemnification Agreement (the “Mortgage Loan Seller Covered Information”); provided further, that the indemnification provided by this Section 8 shall not apply to the extent that such untrue statement or omission of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related Borrowers and/or the related Mortgaged Properties set forth in the Master Tapes or Annex A to the Prospectus Supplement or the Preliminary FWP, to the extent (i) such information was materially incorrect in the applicable Master Tape or such Annex A, as applicable, including without limitation the aggregation of such information relating to the Mortgage Loans in the Trust Fund or the information provided by the Mortgage Loan Sellers, and (ii) such loss, liability, claim, damage or expense would be subject to the provisions of the related Indemnification Agreement; and provided further, that the indemnification provided by this Section 8 shall not apply to the Mortgage Loan Seller Covered Information, the General Master Servicer Covered Information, the General Special Servicer Covered Information, the NCB Master Servicer and Co-op Special Servicer Covered Information, the Primary Servicer Covered Information, the Certificate Administrator Covered Information, the Trust Advisor Covered Information or the Trustee Covered Information;

(ii)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Depositor or as otherwise contemplated by Section 8(c) hereof; and

(iii)         against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that the indemnity provided by this Section 8(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with Underwriter Information furnished to the Depositor by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or in the Base Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information or the Prospectus Supplement (or any amendment or supplement thereto).

(b)           Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Depositor, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions (when read in conjunction with the Time of Sale Information), made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, any Time of Sale Information, the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, any Time of Sale Information, the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto) (collectively, “Underwriter Information”); provided that no such material misstatement or omission arises from an error or omission in information relating to the underlying data regarding the Mortgage Loans or the related Borrowers or Mortgaged Properties provided by the Depositor or any Mortgage Loan Seller to such Underwriter.  In addition, each Underwriter, severally but not jointly, shall indemnify and hold harmless the Depositor, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all losses, liabilities, claims, damages and expenses as incurred arising out of any (i) untrue statements or alleged untrue statements of a material fact, or omissions or alleged omissions to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the Underwriter Information, and (ii) untrue statements or alleged untrue statements of a material fact, or omissions or alleged omissions to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any Underwriter Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state in such Underwriter Free Writing Prospectus a material fact in the light of the circumstances under which they were made, not misleading; provided, that no Underwriter shall be obligated to so indemnify and hold harmless (A) to the extent the Depositor is entitled to indemnification or contribution therefor under the indemnity of any Mortgage Loan Seller set forth in the related Mortgage Loan Purchase Agreement, or (B) with respect to information that is also contained in the Time of Sale Information, or (C) to the extent such losses, liabilities, claims, damages or expenses are caused by a misstatement or omission resulting from an error or omission in the Issuer Information supplied by the Depositor or any Mortgage Loan Seller to any Underwriter which was not corrected by Corrective Information subsequently supplied by the Depositor or any Mortgage Loan Seller to the Underwriters at any time prior to the Time of Sale.  Notwithstanding the foregoing, the indemnity in clause (ii) of the immediately preceding sentence will apply only if such misstatement or omission was not also a misstatement or omission in the Prospectus.  Furthermore, no Underwriter shall be obligated to indemnify or hold harmless the Depositor or any other person or entity otherwise entitled to such indemnification or to be held harmless under this subsection (b) for any Liability that is based upon or arises from the information set forth in the tenth paragraph under the caption “Method of Distribution (Underwriter Conflicts of Interest)” in the Prospectus Supplement (or any amendment or supplement thereto) to the extent that both (1) such information in based upon and is in conformity with the information set forth in the Prospectus Supplement (or such amendment or supplement thereto) that is not Underwriter Information and (2) such non-Underwriter Information either contains an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or fails to comply with Regulation AB.

It is hereby acknowledged that (i) the statements set forth in the first, second and third sentences of the last paragraph on the cover of the Prospectus Supplement, and (ii) the statements in the second and third sentences of the second paragraph, the fourth, eighth and tenth paragraphs under the caption “Method of Distribution (Underwriter Conflicts of Interest)” in the Prospectus Supplement, constitute the only written information furnished to the Depositor by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or in the Base Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information, or the Prospectus Supplement (or any amendment or supplement thereto).

(c)           Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability under Section 8(a) or Section 8(b) hereof (unless the indemnifying party is materially prejudiced  by such failure) or any liability that it may have, otherwise than on account of the indemnity provided by this Section 8.  Upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding as incurred.  An indemnifying party may participate at its own expense in the defense of any such action and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, or (ii) the indemnifying party shall not have assumed the defense of such action, with counsel satisfactory to the indemnified party, within a reasonable period following the indemnifying party’s receiving notice of such action, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  In no event shall the indemnifying party or parties be liable for fees and expenses of more than one counsel (or, in the event the Depositor or RBS is the indemnifying party, one counsel for each Underwriter) (in addition to any local counsel) separate from its or their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  Unless it shall assume the defense of any proceeding, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld) but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel or any other expenses for which the indemnifying party is obligated under this subsection, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement, which release does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party without the consent of the indemnified party.

(d)           The indemnity provided by this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor, RBS, the Underwriters, any of their respective directors or officers, or any person controlling the Depositor, RBS or the Underwriters, and (iii) acceptance of and payment for any of the Underwritten Certificates.

The indemnity provided by this Section 8 will be in addition to any liability that any Underwriter, the Depositor or RBS may otherwise have.

9.     Contribution.

(a)           In order to provide for just and equitable contribution in circumstances in which the indemnity provided by Section 8 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, or if such indemnification provided for in Section 8 hereof is insufficient in respect of any losses, liabilities, claims or damages referred to therein, the Depositor and RBS, jointly and severally, and the Underwriters, severally, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by the indemnity provided by Section 8 hereof incurred by the Depositor and the Underwriters, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor and RBS on the one hand and each Underwriter on the other from the offering of the Underwritten Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor and RBS on the one hand and of each Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations (taking into account the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission or failure to comply, and any other equitable considerations appropriate under the circumstances).  The relative benefits received by the Depositor and RBS on the one hand and the Underwriters on the other shall be deemed to be in the same respective portions as the net proceeds (before deducting expenses) received by the Depositor from the sale of the Underwritten Certificates and the total underwriting discounts and commissions and other fees received by the Underwriters in connection therewith bear to the aggregate offering price of the Underwritten Certificates.  The relative fault of the Depositor and RBS on the one hand and of each Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor and RBS or by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and no Underwriter shall be obligated to contribute more than its share of underwriting discounts and commissions and other fees pertaining to the Underwritten Certificates less any damages otherwise paid by such Underwriter with respect to such loss, liability, claim, damage or expense.  It is hereby acknowledged that the respective Underwriters’ obligations under this Section 9 shall be several and not joint.  For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933

Act or Section 20 of the 1934 Act, and such Underwriter’s officers and directors, shall have the same rights to contribution as such Underwriter, and each director of the Depositor, each officer of the Depositor who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Depositor.

(b)           The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take account of the considerations referred to in subsection (a) above.  The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims or damages referred to in Section 8 hereof or this Section 9 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim except where the indemnified party is required to bear such expenses, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that it is reasonable to believe that the indemnifying party will be ultimately obligated to pay such expenses.  In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.  The remedies provided for in Section 8 hereof and this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(c)           The contribution agreements contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor, RBS, the Underwriters, any of their respective directors or officers, or any person controlling the Depositor, RBS or the Underwriters, and (iii) acceptance of and payment for any of the Underwritten Certificates.

10.     Default by an Underwriter.

If any one or more Underwriters shall fail to purchase and pay for any of the Underwritten Certificates agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally (in the respective proportions which the portion of the Underwritten Certificates set forth opposite their names in Schedule I hereto bears to the aggregate amount of Underwritten Certificates set forth opposite the names of all the remaining Underwriters) to purchase the Underwritten Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, that no Underwriter shall be obligated under this Section 10 to purchase Certificates of a Class that it is not otherwise obligated to purchase under this Agreement, and provided, however, that in the event that the amount of Underwritten Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Underwritten Certificates set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Underwritten Certificates, and if such non-defaulting Underwriters do not purchase all of the Underwritten Certificates, this Agreement will terminate without liability to any non-defaulting

Underwriter or the Depositor, except as provided in Section 11 or Section 12 hereof.  In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date for the Underwritten Certificates shall be postponed for such period, not exceeding ten business days, as you shall determine in order that the required changes in the Registration Statement and the Prospectus Supplement or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Depositor and any non-defaulting Underwriter for damages occasioned by its default hereunder.

11.     Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Depositor and RBS submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or by or on behalf of the Depositor and RBS, or by or on behalf of any of the controlling persons and officers and directors referred to in Sections 8 and 9 hereof, and shall survive delivery of the Underwritten Certificates to the Underwriters.

12.     Termination of Agreement; Survival.

(a)           The Underwriters may terminate their obligations under this Agreement, by notice to the Depositor, at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor, RBS or any other Mortgage Loan Seller whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the reasonable judgment of any Underwriter, impracticable or inadvisable to market the Underwritten Certificates or to enforce contracts for the sale of the Underwritten Certificates, or (iii) if trading in any securities of the Depositor or of RBS has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or on the NASDAQ National Market or the over the counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or New York authorities, or (v) if a material disruption in securities settlement, payments or clearance services in the United States or other relevant jurisdiction shall have occurred and be continuing on the Closing Date, or the effect of which is such as to make it, in the reasonable judgment of such Underwriter, impractical to market the Underwritten Certificates or to enforce contracts for the sale of the Underwritten Certificates.

(b)           If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party, except as provided in Section 11 or Section 12(c) hereof.

(c)           The provisions of Section 5(e) hereof regarding the payment of costs and expenses and the provisions of Sections 8 and 9 hereof shall survive the termination of this Agreement, whether such termination is pursuant to this Section 12 or otherwise.

13.     Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notice to the Depositor, to RBS or to RBS Securities Inc. shall be directed to it at 600 Washington Blvd., Stamford, Connecticut 06901 Attention:  Jim Barnard, facsimile number:  (203) 873-4310 (with a copy to RBS Legal Department, facsimile number: (203) 873-4737, email: rbslegalsecuritization@rbs.com); notice to Wells Fargo Securities shall be directed to it at 375 Park Avenue, 2nd Floor, J0127-023, New York, New York 10152, Attention:  A.J. Sfarra, facsimile number:  (212) 214–8970 (with a copy to the attention of Jeff D. Blake, Esq., Senior Counsel, Wells Fargo Law Department, D1053-300, 301 South College St., Charlotte, North Carolina 28288); notice to Citigroup Global Markets Inc. shall be directed to it at 388 Greenwich Street, 19th Floor, New York, New York 10013, Attention:  Richard Simpson, facsimile number:  (646) 328-2913, with electronic copies emailed to Richard Simpson at richard.simpson@citi.com and Ryan M. O’Connor at ryan.m.oconnor@citi.com; or, in any case, such other address as may hereafter be furnished by the Underwriters, the Depositor or RBS to the other such parties in writing.

14.     Parties.

This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of each of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Underwritten Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

15.     Governing Law.

This Agreement and any claim, controversy or dispute arising under or related to or in connection with the Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

16.     Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.     Submission to Jurisdiction.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO ANY ACTION OR PROCEEDING IN RESPECT OF SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF ANY INCONVENIENT FORUM; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

18.     Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

19.     Miscellaneous.

This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

20.     Agency.  In connection with this Agreement, RBS Securities has acted as an agent on behalf of RBS.  RBS Securities has not guaranteed and is not otherwise responsible for the obligations of RBS under this Agreement.

21.     Obligations Solely Contractual in Nature; No Fiduciary Relationship.

The Depositor acknowledges and agrees that the responsibility to the Depositor of the Underwriters pursuant to this Agreement is solely contractual in nature and that none of the Underwriters or their affiliates will be acting in a fiduciary or advisory capacity, or will otherwise owe any fiduciary or advisory duty, to the Depositor pursuant to this Agreement in connection with the offering of the Underwritten Certificates and the other transactions contemplated by this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Depositor, RBS and the several Underwriters.

Very truly yours,

RBS COMMERCIAL FUNDING INC.

By:	/s/ Jim Barnard
Name: Jim Barnard
Title: Director

THE ROYAL BANK OF SCOTLAND PLC

By: RBS Securities Inc., its agent

By:	/s/ Jim Barnard
Name: Jim Barnard
Title: Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

RBS SECURITIES INC.

By:	/s/ Jim Barnard
Name: Jim Barnard
Title: Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Matthew Orrino
Name: Matthew Orrino
Title: Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Paul T. Vanderslice
Name: Paul T. Vanderslice
Title: Managing Director

SCHEDULE I

Certificates:	WFRBS Commercial Mortgage Trust 2014-C21,
Commercial Mortgage Pass-Through Certificates, Series 2014-C21

Class	Initial Aggregate Certificate Principal Balance or Notional Amount of Class	Aggregate Certificate Principal Balance or Notional Amount of Class to be Purchased by RBS Securities Inc.	Aggregate Certificate Principal Balance or Notional Amount of Class to be Purchased by Wells Fargo Securities, LLC	Aggregate Certificate Principal Balance or Notional Amount of Class to be Purchased by Citigroup Global Markets Inc.	Initial Pass- Through Rate	Purchase Price(1)
A-1	$65,991,000	$17,819,403	$48,171,597	$0	1.413%	99.9996%
A-2	$109,139,000	$29,470,561	$79,668,439	$0	2.917%	102.9990%
A-3	$48,253,000	$13,029,650	$35,223,350	$0	3.428%	102.9951%
A-4	$330,000,000	$89,109,164	$240,890,836	$0	3.410%	100.9975%
A-5	$344,019,000	$92,894,683	$251,124,317	$0	3.678%	102.9939%
A-SB	$49,455,000	$13,354,223	$36,100,777	$0	3.393%	102.9969%
A-S	$92,473,000(2)	$24,970,278(2)	$67,502,722(2)	$0	3.891%	102.9948%
B	$97,807,000(2)	$26,410,606(2)	$71,396,394(2)	$0	4.213%	102.9926%
C	$53,350,000(2)	$14,405,982(2)	$38,944,018(2)	$0	4.234%	99.9995%
PEX	$243,630,000(2)	$65,786,866(2)	$177,843,134(2)	$0	N/A	102.3380%
X-A	$1,088,330,000(3)	$293,879,323(3)	$794,450,677(3)	$0	1.3600%	8.2976%
X-B	$234,737,000(3)	$63,385,509(3)	$171,351,491(3)	$0	0.7615%	5.6155%

(1)
Expressed as a percentage of the aggregate Certificate Principal Balance of the relevant Class of Certificates to be purchased.  There shall be added to the purchase price for each class of the Certificates accrued interest at the initial Pass-Through Rate therefor on the aggregate stated amount thereof to be purchased from August 1, 2014 to but not including the Closing Date.

(2)
The initial Certificate Principal Balances of the Class A-S, B and C Certificates represent the Certificate Principal Balances of such Classes without giving effect to any exchange.  The initial Certificate Principal Balance of the Class PEX Certificates listed is equal to the aggregate of the initial Certificate Principal Balances of the Class A-S, B and C Certificates and represents the maximum Certificate Principal Balance of the Class PEX Certificates that could be issued in an exchange. The Aggregate Certificate Principal Balances of Class A-S, B, C and PEX Certificates to be purchased by RBS Securities Inc. and Wells Fargo Securities, LLC assume that the initial Certificate Principal Balance of each such Class is as listed in the table.

(3)	Notional amount.

Sched. I-1